Exhibit 10.7

NEITHER THIS NOTE NOR THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM.

AMENDED AND RESTATED

SECURED PROMISSORY NOTE AND GUARANTEE

April 2, 2015

FOR VALUE RECEIVED, Premier Exhibitions, Inc., a Florida corporation (the “Maker”) hereby promises to pay to the order of Daoping Bao (the “Agent” and the “Payee”) for and on behalf of the Lenders (as defined below), the principal sum set out on the grid attached to this Note, not to exceed THIRTEEN MILLION FIVE HUNDRED THOUSAND U.S DOLLARS ($13,500,000) together with interest, in each case in the manner described herein. Certain terms used herein are defined in Annex A.

This Amended and Restated Secured Promissory Note and Guarantee (this “Note”) amends and restates in their entirety (a) that certain PWCM Master Fund Ltd. Secured Promissory Note and Guarantee, dated as of September 30, 2014, made by Maker in favor PWCM Master Fund Ltd. in the principal amount of Seven Million U.S. Dollars, and (b) that certain Pentwater Credit Opportunities Master Fund Ltd Secured Promissory Note and Guarantee, dated as of September 30, 2014, made by Maker in favor Pentwater Credit Opportunities Master Fund Ltd. in the principal amount of One Million U.S. Dollars, in each case as assigned to Payee pursuant to that certain Assignment and Assumption Agreement, dated as of April 2, 2015 (collectively the “Existing Promissory Notes”) and is amended to increase the principal amount that may be advanced by the Payee and may be drawn by the Maker by up to an additional Five Million Five Hundred Thousand U.S. Dollars (the “Additional Principal Amount”) for an aggregate principal amount not to exceed Thirteen Million Five Hundred Thousand U.S. Dollars. Upon the effectiveness of this Note, the terms and provisions of the Existing Promissory Notes shall be superseded hereby.  Notwithstanding the amendment and restatement of the Existing Promissory Notes by this Note, the obligations outstanding under the Existing Promissory Notes as of April 2, 2015 shall remain outstanding and constitute continuing Obligations hereunder.  Such outstanding Obligations and the guarantees of payment thereof by the Guarantors shall in all respects be continuing, and this Note shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such Obligations.  In furtherance of and, without limiting the foregoing, from and after the date hereof and except as expressly specified herein, the terms, conditions, and covenants governing the obligations outstanding under the Existing Promissory Notes shall be solely as set forth in this Note, including, without limitation, the Guarantors guarantees hereunder, which shall supersede the Existing Promissory Notes and guarantees provided therein in their entirety;

The lenders under this Note are listed in Appendix A hereto (the “Lenders”) and have authorized the Agent to act for and on their behalf in respect of all matters related to this Note. Agent hereby represents and warrants to Maker that the Lenders have granted Agent such authority and that all Lenders have agreed to the terms and conditions of this Note. The respective obligations of the Lenders hereunder are joint and several and the failure of any Lender to make any loan hereunder or to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

1.          Draw Downs. Agent and the Lenders hereby agree to make advances to Maker as follows:

a.           an advance by way of payoff of the Existing Promissory Notes, such advance to be made directly to the holders of the Existing Promissory Notes in the specific amounts owing to each of them on the date hereof representing the aggregate amount of $8,000,000;

b.           within five business days after receipt of a written notice from Maker requesting the second advance, an advance of $3,500,000 to be made between April 15, 2015 and April 30, 2015; provided that the proceeds of such advance shall be used solely for expenses related to (1) the build-out of the “Saturday Night Live: The Exhibition” project and (2) construction of Maker’s new facility located at 417 5th Avenue, New York, New York; and

c.           within five business days after receipt of a written notice from Maker requesting the third advance, an advance of $2,000,000 to be made between May 15, 2015 and May 30, 2105,

provided that, (i) with respect to the request of an advance under Sections 1(b) or (c), the Agent and the Lenders are not required to make such advance if there shall have been an Event of Default under this Note relating to either the Maker or any Guarantor; and (ii) with respect to the advance under Section 1(b), the Agent and the Lenders are not required to make such advance if the requested drawdown is made at a time when the Business Cash Flow of the Maker set out at Schedule 6 hereto is less than 85% of the cumulative projected cash flow since the date of this Note.

In connection with the foregoing, the Agent and the Lenders agree that each advance hereunder shall be made via wire transfer to an account designated by Maker (and provided to Agent) on or prior to the date of such advance.

2.          Payments of Principal. Subject to the acceleration provisions of Section 11, all unpaid principal, fees and accrued and unpaid interest shall be due and payable in full on April 2, 2016 (the “Maturity Date”).

3.          Interest. The unpaid principal amount of this Note shall accrue interest on the basis of a 360 day year at 12% per annum, provided that upon the occurrence and during the continuance of an Event of Default, at the option of the Payee (other than with respect to an Event of Default under Section 10(e) hereof, in which case it shall be automatic), the outstanding principal amount of this Note and any accrued and unpaid interest and all other overdue amounts shall each bear interest until paid at the stated rate plus 3% per annum. Accrued interest shall be payable (a) upon the payment or prepayment of any principal owing under this Note (but only on the principal amount so paid or prepaid), (b) on the last business day of each month and (c) on the Maturity Date. In the event of a conversion of this Note prior to the Maturity Date pursuant to the terms set forth in Section 6, all accrued and unpaid interest shall be added to the principal amount being converted as of the date of conversion to determine the amount of securities into which this Note shall be converted.

4.          Prepayments. Immediately upon a Change of Control, other than a Permitted Change of Control, the Maker shall repay all unpaid principal at 105% of the principal amount outstanding plus all accrued and unpaid interest thereon and all other amounts hereunder. In addition, subject to the below, the Maker may at any time and from time to time prepay any principal amount of this Note in whole or in part subject to the below. Any repayment or prepayment, whether voluntary, mandatory, upon acceleration, or otherwise shall be made at 105% of the principal amount hereof and in the case of a conversion upon a Change of Control (other than a Permitted Change of Control), the principal amount shall be converted at 105% of the principal amount. If the Maker elects to prepay all or any part of this Note, it shall provide written notice of such election (a "Prepayment Notice") to the Payee fixing a date for prepayment of such amounts (the "Prepayment Date"), which date shall not be earlier than the fifth (5th) Business Day after the date of the Prepayment Notice (provided that the Maker shall have confirmed the Payee’s receipt of the Prepayment Notice on or prior to such date).

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5.          Payment Terms. All payments of principal of, and interest upon, this Note shall be made by the Maker to the Agent for and on behalf of the Lenders and shall be paid in cash in immediately available funds in lawful money of the United States by wire transfer to the bank account designated by the Payee in writing from time to time. All payments under this Note shall be made without withholding, defense, set-off, counterclaim or deduction. Payments and prepayments made to the Payee by the Maker hereunder shall be applied first to expenses recoverable under Section 16, then accrued interest and then to principal. If the due date of any payment under this Note would otherwise fall on a day that is not a business day, such due date shall be extended to the next succeeding business day, and interest shall be payable on any principal so extended for the period of such extension.

6.          Conversion.

(a)        Automatic Conversion. This Note shall, on the first Business Day after Shareholder Approval has been obtained (the “Conversion Date”), automatically be converted with respect to the entire principal amount of this Note then outstanding (plus accrued but unpaid interest thereon) into Common Stock of the Maker.

(b)        Conversion Price. In the event of any conversion under this Section 6, the price at which the principal amount of this Note shall be converted into shares of Common Stock of the Maker is $4.48, subject to adjustment as set forth herein (the "Conversion Price"). This Note shall be convertible into the number of fully paid and non-assessable shares of Common Stock equal to the quotient of (x) the principal amount of this Note being converted plus all accrued and unpaid interest with respect to such principal, divided by (y) the Conversion Price. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Note. If the conversion would result in the issuance of any fractional share, the Maker shall, in lieu of issuing any fractional share, either, at its option, pay the Payee cash equal to the product of such fraction multiplied by the closing price of the Maker’s Common Stock on the Applicable Market on the Business Day immediately prior to the Conversion Date or round such fraction of a share up to the nearest whole share.

(c)         Conversion Mechanics. In connection with any conversion by the Payee under this Section 6, the Payee shall (i) surrender this Note to the Maker, and (ii) pay any transfer or similar tax if required. The Maker shall, promptly after surrender of this Note, issue to the Payee, or its designees, a certificate or certificates evidencing the number of shares of Common Stock of the Maker to which it shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date and surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock of the Maker issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time and shall, with respect to such shares, have all of those rights of a holder of shares of Common Stock of the Maker.

7.          Adjustments; Reorganizations.

(a)         Adjustment for Stock Splits and Combinations. If the outstanding shares of Common Stock of the Maker shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Maker convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Maker, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Maker shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased. Any adjustment to the Conversion Price under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

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(b)        Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock of the Maker (other than a change in par value), or the consolidation or merger of the Maker with or into another Person (each a "Reorganization"), the Payee shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of this Note (or deemed conversion of this Note in the event that the Reorganization is consummated at such time as this Note is not otherwise convertible under the terms hereof), the kind and number of shares of Common Stock or other securities or property (including cash) of the Maker, or other corporation resulting from or surviving such Reorganization, to which a holder of the number of shares of the Common Stock of the Maker which this Note entitled the holder thereof to convert into immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Payee of this Note, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of this Note. In the event of a Reorganization in which the equity securities of the Maker into which this Note is then convertible are exchangeable for or convertible into securities of another issuer, the shares of common stock of which are securities registered under or subject to Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, any agreement relating to such Reorganization shall provide for the assumption of this Note by such issuer, to the extent not previously converted or redeemed, which Note shall thereafter be convertible into the shares of common stock of such issuer on the basis set forth in this Section 7(b). The provisions of this Section 7(b) shall similarly apply to successive Reorganizations.

(c)         Reservation of Stock Issuable Upon Conversion. The Maker shall, at all times after the Shareholder Approval has been obtained, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the full conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect a full conversion of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full conversion of all then outstanding Note, the Maker shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d)        No Impairment. The Maker shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but shall at all times in good faith use its best efforts in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Payee against dilution or other impairment.

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8.          Guarantee.   The Guarantors hereby jointly and severally guarantee to the Payee and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Debtor Relief Laws) of the Obligations. The Guarantors hereby further jointly and severally agree that if the Maker shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Debtor Relief Laws) any of the Obligations strictly in accordance with the terms of any document or agreement evidencing any such Obligations, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Maker, any Guarantor or any other person obligated on any such Obligations is located, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Guarantors under this Section 8 are primary, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Maker under this Note, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances and shall apply to any and all Obligations now existing or in the future arising. The guarantee in this Section 8 is a continuing guarantee and is a guaranty of payment and not merely of collection, and shall apply to all Obligations whenever arising.

9.          Security Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations, each of the Obligors hereby pledges and grants to the Payee a security interest in all of such Obligor’s right, title and interest in the following property, assets and revenues, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 9 being collectively referred to herein as the “Collateral”):

(a)         all accounts, as-extracted collateral, chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, general intangibles, goods, pledged shares, instruments (including promissory notes), insurance, intellectual property, inventory, investment property, letter-of-credit rights, , payment intangibles, receivables and receivables records, securities, securities accounts, security entitlements and software (as each such term is defined in the UCC);

(b)         all other tangible and intangible property whatsoever; and

(c)         all proceeds of and to any of the Collateral,

provided that Collateral shall not include the Titanic Assets but in any event the Collateral shall include any and all proceeds of the Titanic Assets and all revenues, contracts and agreements arising out of the Titanic Assets, except with respect to any such proceeds, revenues, contracts and agreements received or entered into in violation of the Titanic Documents (such proceeds, revenues, contracts and agreements being referred to as the “Titanic Proceeds and Agreements”).

10.         Events of Default. An “Event of Default” shall exist hereunder if any one or more of the following events shall occur:

(a)         the Maker shall fail (i) to pay any principal or any portion thereof when due, or (ii) to pay any interest or any portion thereof or any other amount hereunder within three business days the same becomes due; or

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(b)          any Premier Party shall fail to perform or observe any term, covenant or agreement to be performed or observed by it contained in Sections 13 or 14; or

(c)          any Obligor shall fail to perform or observe any other covenant or agreement contained herein for ten days after notice thereof; or

(d)          any material representation or warranty of any Obligor made herein or in connection herewith proves to have been materially incorrect when made or reaffirmed; or

(e)          any Premier Party institutes or consents to any proceeding under any bankruptcy laws relating to it or to all or any part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Premier Party, as applicable; or any proceeding under a Debtor Relief Law relating to any Premier Party or to all or any part of its property is instituted without its consent and remains undismissed for thirty (30) days from the commencement of any such proceeding; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of its property and is not released, vacated or fully bonded within ten calendar days after its issue or levy; or

(f)          (i) a judgment against any Premier Party is entered for the payment of money exceeding $1,000,000 or (ii) a judgment against any Premier Party is entered that could result in a Lien on any of its property; and, absent procurement of a stay of execution, any such judgment (under clause (i) or (ii)) remains unbonded or unsatisfied for ten calendar days after the date of entry of judgment, or in any event later than 60 days prior to the date of any proposed sale thereunder; or

(g)          (i) failure of any Premier Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness under this Note) with an aggregate principal amount of $1,000,000 or more, in each case beyond the grace period, if any, provided therefor or (ii) breach or default by any Premier Party with respect to any term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(h)          (i) there shall occur any material damage to or loss of any material portion of the Titanic Assets or (ii) there shall be any material prohibition or material restriction on the ability of the Obligors to display or exhibit the Titanic Assets other than as set forth in the Titanic Documents on the date hereof, in each case that prevents PEM from operating exhibitions of the Titanic Assets; or

(i)           there shall have occurred any condition or event that has or is reasonably likely to have a Material Adverse Effect;

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(j)           if the Shareholder Approval is not obtained on or prior to the date that is 180 days after the Special Meeting; or

(k)          any Obligor shall contest the validity or enforceability of any part of this Note.

11.         Remedies. Upon the occurrence of any Event of Default specified in Section 10(e) above, the principal amount of this Note together with any interest thereon, all fees and all other Obligations (including the Prepayment Premium) shall become immediately and automatically due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Maker). Upon the occurrence and during the continuance of any other Event of Default, the Payee may, by written notice to the Maker, declare the principal amount of this Note together with any interest thereon to be due and payable, and the principal amount of this Note together with any such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Maker). Following any such demand, the Maker shall immediately pay to such holder all amounts due and payable with respect to this Note. If an Event of Default shall have occurred and is continuing the Payee shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Payee were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right), in each case subject to the Payee’s compliance with the Titanic Documents. Notwithstanding the foregoing, the Payee’s exercise of its rights and remedies with respect to the Titanic Proceeds and Agreement, and the rights and obligations of any subsequent transferee (but not a pledgee) of the RMST Shares, are governed by and subject to the terms and conditions of the Titanic Documents.

If the Obligations are accelerated for any reason, including because of default, sale, transfer or encumbrance (including that by operation of law or otherwise), the Prepayment Premium will also be automatically due and payable regardless of whether the Obligations were voluntarily or involuntarily prepaid, repaid, paid, satisfied, distributed or discharged and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Payee’s lost profits as a result thereof.  Any Prepayment Premium payable above shall be presumed to be the liquidated damages sustained by the Payee as the result of the early termination and the Maker agrees that it is reasonable under the circumstances currently existing.  THE MAKER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW WHICH PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM OR DAMAGES IN CONNECTION WITH ANY SUCH VOLUNTARY OR INVOLUNTARY ACCELERATION OF THIS NOTE, ANY RECISSION OF SUCH ACCELERATION, THE EARLIER MATURITY OF THIS NOTE OR THE COMMENCEMENT OF ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS, OR PURSUANT TO A PLAN OF REORGANIZATION.  The Maker expressly agrees that: (A) the Prepayment Premium and any discount on the loan provided for herein is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between the Payee and the Maker giving specific consideration in this transaction for such agreement to pay the Prepayment Premium and (D) the Maker shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Maker expressly acknowledges that its agreement to pay the Prepayment Premium to the Payee as herein described is a material inducement to the Payee to accept this Note.

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12.         Obligors’ Representations. Each Obligor represents and warrants to the Payee as follows

(a) General Representations. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Note.  It has duly authorized and taken all other appropriate action for the execution, delivery and performance of this Note and any other document or instrument delivered pursuant hereto or in connection herewith and the consummation of the transactions provided for in this Note.  It has duly executed and delivered this Note and this Note constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity.  Its execution and delivery of this Note, the performance of the transactions contemplated by this Note and the fulfillment of the terms of this Note will not (i) conflict with or violate any of its constitutive documents or its contractual obligations, (ii) conflict with or violate any order, judgment or decree of governmental authority binding on it, (iii) require any approval of its equityholders or any approval or consent of any Person under any contractual obligation of such Obligor, except for such approvals or consents which will be obtained on or before the date hereof, or (iv) conflict with or violate any applicable laws, or (v) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created hereunder).  It has duly obtained, effected or given all authorizations, consents, licenses, orders or approvals of or registrations or declarations with any governmental authority or any other Person required in connection with the execution and delivery of this Note and the performance of the transactions contemplated by this Note, and such authorizations, consents, licenses, orders or approvals of or registrations or declarations are in full force and effect. There has been no increase in salary or other compensation (cash or otherwise) payable or to become payable to any director, officer, contractor or advisor of an Obligor. There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of such Obligor, threatened against or affecting any Premier Party (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) that involve this Note or the transactions contemplated hereby. It is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. None of the reports, financial statements, certificates or other information furnished by or on behalf of such Obligor in connection with this Note contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b)         Collateral Representations. It owns the Collateral purported to be owned by it or otherwise has rights or the power to transfer rights in the Collateral in which it purports to grant a security interest hereunder and no Lien exists upon the Collateral other than (i) the security interest created or provided for herein and (ii) Permitted Liens. The full and correct legal name, type of organization, jurisdiction of organization and mailing address of each Obligor are correctly set forth in Schedule 1. Except as set forth in the disclosures in the first six paragraphs of Item 1 of Part 1 of the Maker’s Annual Report on Form 10-K for the fiscal year ended February 28, 2014, no Obligor has been known by or used any other legal or fictitious name or been a party to any merger or consolidation, or acquired all of the assets of any Person, or acquired any of its property or assets out of such Obligor’s ordinary course of business. Each Obligor has not (A) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (B) since January 28, 2009 changed its name, (C)  heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person, who is not an Obligor, or (D) changed its identity or corporate structure. The RMST Shares constitute and will constitute 100% of the issued and outstanding Equity Interests of RMST and the Maker is and will at all times while the Obligations are outstanding (other than contingent indemnity obligations) be the sole holder of record and the legal and beneficial owner, free and clear of all Liens, of the RMST Shares, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, the RMST Shares. Schedule 2 correctly identifies the RMST Shares and the par value of the RMST Shares as of the date hereof. All certificates, agreements or instruments representing or evidencing the RMST Shares have been delivered to the Payee in a suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. The RMST Shares are duly authorized, validly existing, fully paid and non-assessable, and none of the RMST Shares are or will be while the Obligations are outstanding (other than contingent indemnity obligations) subject to any contractual restriction, or any restriction under the organizational documents of RMST, upon the pledge or, except as set forth in the Titanic Documents, transfer, assignment, disposal or sale thereof.

13.         Covenants. Each Obligor covenants and agrees as provided in Annex B.

14.         RMST Provisions.

(a) Representations.         The Obligors represent and warrants to the Payee as follows:

(i) the execution and delivery of this Note, the performance of the transactions contemplated by this Note, and the fulfillment of the terms of this Note, will not conflict with or violate any of the Titanic Documents or require any approval of the U.S. District Court for the Eastern District of Virginia, provided that any transfer, assignment (but not the pledge), disposal or sale of the RMST shares is subject to the Titanic Documents;

(ii) RMST is the sole owner of the Titanic Assets and has and at all times will have the sole rights and powers to transfer rights in the Titanic Assets subject in all respect to the Titanic Documents, and no Lien exists upon the Titanic Assets;

(iii) the location of each of the Titanic Assets is as described in Schedule 3;

(iv) there are no restrictions on the transfer, pledge, assignment, disposal or sale of the Titanic Assets except as set forth in the Titanic Documents;

(v) each of the Titanic Documents is enforceable and in full force and effect in all applicable United States jurisdictions;

(vi) all material documents entered into by RMST and all other material documents entered into by any Obligor relating to the Titanic Assets are described in Schedule 4 and (x) each such document is and shall remain while the Obligations are outstanding (other than contingent indemnity obligations) in full force and effect, (y) no defaults by any party exist thereunder, and (z) there shall be no amendments, modifications or waivers thereto that are adverse to the Payee in any material respect;

(vii) none of the Titanic Assets will be disposed, sold, assigned, pledged, donated, transferred or, except in the ordinary course of business, licensed or sublicensed while the Obligations are outstanding (other than contingent indemnity obligations); and

(viii) it is and shall remain in compliance with the Titanic Documents as in effect on the date hereof

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(b) Single Purpose. RMST will take all steps necessary to continue its identity as a separate legal entity and to make it apparent to other Persons that it is an entity with assets and liabilities distinct from those of any other Person.  Without limiting the generality of the foregoing and the other provisions of this Note, RMST will comply with the special-purpose covenants set forth in Annex C.

15.         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Note shall be governed by, and construed in accordance with, the law of the State of New York. The Obligors and the Payee hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, borough of Manhattan for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. This Note may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Note. Delivery of an executed counterpart of a signature page to this Note by electronic transmission shall be as effective as delivery of an original executed counterpart of this Note. This Section 15 shall survive the termination of this Note. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

16.         Expenses; Amendments; Notices. The Maker shall pay on demand all costs and expenses of the Payee (i) in connection with the negotiation, preparation, administration, execution and delivery of this Note and any other agreement in connection herewith, including filing fees, taxes, assessments, reasonable attorney’s fees and expenses, (ii) in connection with each amendment, forbearance, waiver, consent, refinancing, restructuring, reorganization (including any fees (including attorneys’ fees) and costs incurred by the Payee for any reason in respect of the bankruptcy of the Maker), enforcement or attempted enforcement, and any matter related thereto, and in each case including all reasonable out of pocket expenses of the Payee or the Payee’s attorneys that are related thereto, and (iii) the reasonable fees and costs of consultants, appraisers, accountants and the like engaged by the Payee in respect of the Maker’s obligations hereunder. The Maker shall reimburse, hold harmless and indemnify the Payee and its directors, officer, employees, advisors agents and affiliates from any and all loss, liability or legal or other expense with respect to or resulting from this Note, except losses or damages resulting from Payee’s own gross negligence or willful misconduct. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Obligors and the Payee. All notices and other communications in respect of this Note shall be given or made in writing at the address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

17.         Right of Setoff. The Payee and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Payee or any such affiliate to or for the credit or the account of any Obligor against any and all of the obligations of such Obligor now or hereafter existing hereunder to the Payee or, irrespective of whether or not the Payee shall have made any demand hereunder and although such obligations of such Obligor may be contingent or unmatured or are owed to a branch or office of the Payee different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Payee and its affiliates hereunder are in addition to other rights and remedies (including other rights of setoff) that the Payee or its affiliates may have.

10

18.         Assignments. The Payee may at any time assign all or a portion of its rights and obligations under this Note without the prior written consent of the Obligors. From and after the effective date specified in each assignment and assumption, the assignee thereunder shall be a party to this Note and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of the Payee under this Note, and the Payee shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Note (and, in the case of an assignment and assumption covering all of the Payee’s rights and obligations under this Note, the Payee shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 15 with respect to facts and circumstances occurring prior to the effective date of such assignment.

19.         Board Meetings. One representative of the Payee shall be entitled to attend all board meetings of the Maker so long as the Obligations remain outstanding. Maker shall provide to Payee all board and committee meeting materials in advance of each board meeting.

20.         Exemption. This Note, and the rights and obligations of the parties hereunder, are subject to the delivery to the Maker by the Agent of an exemption certificate, in the form attached hereto as Annex D, duly completed and executed by each Lender who has advanced funds hereunder.

21.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Annexes and Schedules shall be construed to refer to Sections, Annexes and Schedules of this Note and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time.

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IN WITNESS WHEREOF, the Obligors have caused this Note to be executed and delivered by their duly authorized officers, as of the date and year and at a place first above written.

PREMIER EXHIBITIONS, INC.,
as the Maker

By:	/s/ Michael Little
Name:	Michael Little
Title:	Chief Executive Officer

PREMIER MERCHANDISING, LLC, as an Obligor

By:	/s/ Michael Little
Name:	Michael Little
Title:	Manager

RMS TITANIC, INC, as an Obligor

By:	/s/ Michael Little
Name:	Michael Little
Title:	Chief Executive Officer

PREMIER EXHIBITION MANAGEMENT LLC, as an Obligor

By: Premier Exhibitions, Inc., its Managing Member

By:	/s/ Michael Little
Name:	Michael Little
Title:	Chief Financial Officer

ARTS AND EXHIBITIONS INTERNATIONAL, LLC, as an Obligor

By: Premier Exhibition Management LLC, its Managing Member

By:	/s/ John Norman
Name:	John Norman
Title:	President

The undersigned hereby agrees and acknowledges the terms of the foregoing, on behalf of itself and the Lenders:

DAOPING BAO, as Agent

By:	/s/ Daoping Bao
Daoping Bao

Appendix A

Lenders

a.           1030443 B.C. Ltd.

b.           High Nature Holding Limited

c.           Mandra Forestry Limited (subject to a name change)

d.           Lenge Feng

Appendix A

Annex A

Definitions. The following capitalized terms, when used in this Note, shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Applicable Market” means NASDAQ or, if the Maker's Common Stock is not listed for trading on NASDAQ at the applicable time, the Over-The-Counter Bulletin Board, if the trading of the Maker’s Common Stock is qualified for quotation thereon at the applicable time.

“Approval” means the approval of the Maker’s shareholders (a) by the affirmative vote of the holders of more than 50% of the Maker’s outstanding shares of Common Stock present and cast on the applicable proposal at the Special Meeting or other meeting of the Maker’s shareholders, in any such case at which a quorum is present, or such higher percentage as may be required by applicable law or the listing rules of NASDAQ as of the date of such meeting, or (b) by the affirmative vote of the holders of more than 50% of the Maker’s outstanding shares of Common Stock pursuant to written consents obtained in accordance with applicable law, or such higher percentage as may be required by applicable law or the listing rules of NASDAQ as of the date of such consents.

“BofA” means Bank of America, N.A.

“BofA LC Account” means the deposit account maintained by the Maker at BofA as collateral for the letters of credit issued by BofA.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Change of Control” means (i) the Maker shall cease to directly beneficially own and control 100% on a fully diluted bases of the economic and voting interest in the Equity Interests of RMST, (ii) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) of Equity Interests of the Maker representing more than 27.5% of the voting interests represented by the issued and outstanding Equity Interests of the Maker (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested), and (iii) PEM shall cease to have the exclusive right to exhibit the Titanic Assets.

“Controlled Account” means a deposit account maintained by an Obligor at BofA that is subject to a deposit account control agreement in favor of the Agent, on behalf of the Lenders.

“Conversion Date” shall have the meaning set forth in Section 6(a) hereof.

“Conversion Price” shall have the meaning set forth in Section 6(b) hereof.

Annex A - 1

“Debtor Relief Law” means the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. §§101 et seq, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means (i) each zero-balance account maintained by an Obligor at BofA, (ii) the Titanic Reserve Account and (iii) the BofA LC Account.

“Excluded Subsidiary” means each of Premier Exhibitions International, LLC, Exhibitions International, LLC, Premier Exhibitions NYC, Inc., PRXI International Holdings CV, RMS Titanic (UK) Ltd. and Premier Exhibitions (UK) Ltd.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Guarantors” means each of the signatories hereto other than the Maker and each person that has executed a joinder to this Note pursuant to clause (g) of Annex B.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

Annex A - 2

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) of the Maker and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to fully and timely perform its Obligations, (iii) the legality, validity, binding effect or enforceability against an Obligor of this Note, or (iv) the rights, remedies and benefits available to, or conferred upon, the Payee under this Note.

“Material Agreement” means each of those agreements listed on Schedule 4 hereto.

“Merger” means the proposed transactions set out in the Merger Agreement.

“Merger Agreement” means that agreement among inter alia Daoping Bao, Nancy Brenner, Dinoking Tech Inc. and the Maker dated April 2, 2015.

“NASDAQ” means the market tier of The National Association of Securities Dealers Automated Quotation System, referred to as the NASDAQ National Capital Market.

“Obligations” means, collectively, (a) in the case of the Maker, all obligations of the Maker under this Note to pay principal, fees and interest (including default interest and the Prepayment Premium) on this Note and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Maker to the Payee, and (b) in the case of the Guarantors, all obligations of the Guarantors in respect of its guarantee under Section 8 and all other obligations of the Guarantors under this Note and (c) in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case under any Debtor Relief Law (whether or not such interest or expenses are enforceable, allowed or allowable as a claim in whole or in part in such case).

“Obligors” means the Maker and the Guarantors.

“PEM” means Premier Exhibitions Management LLC, a Florida limited liability company.

“Permitted Change of Control” means a Change of Control resulting from the implementation of the Merger.

“Permitted Investments” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof and (b) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

“Permitted Liens” means, with respect to any person: (a) Liens arising by operation of law which were incurred in the ordinary course of business, including carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which (i) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such person or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with generally accepted accounting principles; (b) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; (c) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made; and (d) Liens securing any extension, renewal, replacement or refinancing of an indebtedness secured by a Lien permitted by this Note.

Annex A - 3

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Premier Party” means each Obligor and each Excluded Subsidiary.

“Prepayment Date” shall have the meaning set forth in Section 4 hereof.

“Prepayment Notice” shall have the meaning set forth in Section 4 hereof.

“Prepayment Premium” means any additional amounts and fees above the principal amount to be paid pursuant to Section 4.

“Proposal” means the following proposal: the issuance to the Payee for and on behalf the Lenders of the shares of Common Stock of the Maker issuable upon conversion of this Note, pursuant to all applicable rules under NASDAQ’s listing rules.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any of the Obligors or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Reorganization” shall have the meaning set forth in Section 7(b) hereof.

“RMST” means RMS Titanic, Inc., a Florida corporation.

“RMST Shares” means all of the Equity Interests in RMST issued by RMST.

“SEC” means the Securities and Exchange Commission of the United States.

“Shareholder Approval” means the Approval by the Maker’s shareholders of the Proposal.

“Special Meeting” means the Maker’s special meeting of shareholders required to be called and held by it pursuant to the Merger Agreement, dated as of the date hereof, by and among Maker, 1032403 B.C. Ltd., Dinoking Tech, Inc., Daoping Bao and Nancy Brenner with respect to the Merger.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Annex A - 4

“Titanic Assets” means (a) the Titanic Collections, as defined in the Revised Covenants and Conditions set forth in the 2010 Opinion, and related supporting documentation and intellectual property owned by RMST, and (b) the Titanic Reserve Account.

“Titanic Documents” means (i) the Opinion issued by the United State District Court for the Eastern District of Virginia with respect to Action No. 2:93cv902, dated as of August 12, 2010 (the “2010 Opinion”); (ii) the Order issued by the United State District Court for the Eastern District of Virginia with respect to Action No. 2:93cv902, dated as of August 15, 2011; (iii) the Revised Covenants and Conditions for the Future Disposition of Objects Recovered from the R.M.S. Titanic by R.M.S. Titanic, Inc. pursuant to an in specie salvage award granted by the United States District Court for the Eastern District of Virginia, dated as of August 15, 2011 and (iv) the Process Verbal, issued on October 12, 1993 by the Maritime Affairs Administrator for the Ministry of Equipment Transportation and Tourism, French Republic to Titanic Ventures Limited Partnership, together with the letter of intent of Titanic Ventures Limited Partnership dated September 22, 1993.

“Titanic Reserve Account” means that certain trust reserve account established by RMST pursuant to Article V, Section D of the Revised Covenants and Conditions set forth in the 2010 Opinion.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

Annex A - 5

Annex B

Each Obligor covenants and agrees as follows:

(a) Indebtedness. The Maker will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created hereunder;

(ii) Indebtedness existing on the date hereof and set forth in Schedule 5 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(iii) Indebtedness with respect to letters of credit in an aggregate amount not to exceed $1,700,000 at any time;

(iv) Indebtedness of any Obligor to any other Obligor; and

(v) other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000 at any time outstanding.

(b) Liens. The Maker will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Permitted Liens;

(ii) Liens on cash collateral in an aggregate amount not to exceed $1,700,000 in the aggregate at any time securing potential reimbursement obligations in respect of the letters of credit permitted pursuant to clause (a)(iii) of this Annex B; and

(iii) Liens on the Titanic Reserve Account to the extent required by the Revised Conditions and Covenants set forth in the 2010 Opinion.

(c) Fundamental Changes. The Maker will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person (other than an Obligor, provided that this exclusion shall not apply to RMST), or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (other than to an Obligor, provided that this exclusion shall not apply to RMST), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve.

(d) Investments, Loans, Advances, Guarantees and Acquisitions. The Maker will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not an Obligor prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Permitted Investments and investments by the Maker existing on the date hereof in the capital stock of its Subsidiaries.

Annex B - 1

(e) Restricted Payments. The Maker will not, and will not permit any of its Subsidiaries other than Excluded Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests.

(f) Transactions with Affiliates. The Maker will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Maker or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and transactions between or among the Maker and its Subsidiaries not involving any other Affiliate.

(g) Additional Subsidiaries; Further Assurances.

(i) The Maker shall cause each Subsidiary other than an Excluded Subsidiary to become a Guarantor and Obligor under this Note by executing and delivering to the Payee a joinder to this Note in form and substance reasonably satisfactory to the Payee. Each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or, in the judgment of the Payee, desirable to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Payee to exercise and enforce its rights hereunder with respect to such security interest, provided that the Maker shall not be required to establish control of the Excluded Accounts in favor of the Payee to the extent permitted in clause (i) of this Annex C. No Obligor shall (A)  file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Payee is not named as the sole secured party or (B) cause or permit any Person other than the Payee to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any deposit account or investment property constituting part of the Collateral.

(ii) If an Event of Default shall have occurred and be continuing, all dividends and other distributions on any pledged shares (including the RMST Shares) shall be paid directly to the Payee and retained by it as part of the Collateral. Each Obligor hereby expressly authorizes and instructs each issuer of any pledged shares (including RMST in respect of the RMST Shares) pledged hereunder to (A) comply with any instruction received by it from the Payee that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Note, without any other or further instructions from such Obligor, and (B) pay any dividend or other payment with respect to any pledged shares directly to the Payee. Without limiting any rights or powers granted by this Note to the Payee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, other than with respect to the Titanic Assets or actions governed by the Titanic Documents, the Payee is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Note and taking any action and executing any instruments that the Payee may deem necessary or advisable to accomplish the purposes, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Payee shall be entitled under this Note to make collections in respect of the Collateral, the Payee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Annex B - 2

(h) Cash Management. All Cash of the Obligors shall be maintained at all times in a Controlled Account, provided that (1) each Excluded Account shall not be subject to the foregoing requirement so long as Cash in each such Excluded Account (other than the Titanic Reserve Account and the BofA LC Account) is swept into a Controlled Account at the end of each business day, provided further that no additional amounts shall be deposited into the Titanic Reserve Account or the BofA LC Account, except with respect to the Titanic Reserve Account as required by Article V, Section D, Clause 2 of the Revised Covenants and Conditions set forth in the 2010 Opinion.

(i) UCC Filings. The Maker shall promptly, and in any event within 15 business days after the date hereof, cause to be terminated any UCC filing not permitted hereunder.

(j) Deposit Account Control Agreement. The Maker shall use its best efforts to obtain a deposit account control agreement in favor of Payee within 15 days from the date hereof over any deposit accounts maintained by the Maker at BofA that are not Excluded Accounts.

(k) Capital Expenditures. The Obligors shall not invest in capital expenditures an amount in excess of Twenty-Five Thousand Dollars ($25,000) during any calendar year.

(l) Hedge Agreements. No Obligor shall enter into any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device with any Person in connection with any Indebtedness of such Obligor.

(m) Contracts. No Obligor shall enter into any contract after the date hereof, or extend any contract existing as of the date hereof, having a value in excess of Twenty-Five Thousand Dollars ($25,000) without the prior written consent of Payee, which consent shall not be unreasonably withheld.

(n) Employment Matters. No Obligor shall create a new executive-level position or hire a new executive-level employee; provided that, in consultation with, and with the consent of, the Payee, an Obligor may fill an executive-level position that becomes vacant after the date hereof. No Obligor shall increase the salary or other compensation (cash or otherwise) payable or to become payable to any director, officer, contractor or advisor of an Obligor beyond the respective amounts paid to such individuals as of the date hereof.

(o) Material Agreements. No Obligor shall amend or terminate a Material Agreement without the Payee’s prior written consent.

Annex B - 3

Annex C

RMST shall:

(a)  Maintain accurate and appropriately detailed books, financial records and accounts, including bank accounts and custodian and other securities safekeeping accounts, that are separate and distinct from those of any other person;

(b)  Maintain its books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities;

(c)  Not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other Person;

(d) Observe all appropriate corporate procedures and formalities;

(e)  Not enter into any guaranty of, or otherwise become liable for, or pledge its assets to secure, the liabilities, debts or obligations of any other Person (except pursuant to this Note);

(f) Not create, incur, assume or permit to exist any Indebtedness or create, incur, assume or permit to exist any Liens, in each case except for Indebtedness and Liens under this Note;

(g)  Hold itself out as separate and distinct from any other Person and not identify itself as a division or department of any other Person;

(h)  Ensure that decisions with respect to its business and daily operations shall be independently made (although the individual making any particular decision may also be an employee, officer or director of any one or more of its Affiliates) and shall not be dictated by its Affiliates;

(i)  Maintain separate annual financial statements prepared in accordance with GAAP showing its assets and liabilities separate and distinct from those of any other person; and

(j)  Not make any loans or investments to any Person or buy or hold any indebtedness or other obligations issued by any other person.

Annex C - 1

Annex D

EXEMPTION CERTIFICATE

TO:	PREMIER EXHIBITIONS, INC. (the “Maker”)

Capitalized terms not otherwise defined herein or Appendix A attached hereto shall have the meanings ascribed to them in the Amended and Restated Secured Promissory Note and Guarantee dated April 2, 2015 (the "Note") to which this Annex D is attached.

The Lender understands that the Maker and its counsel are relying upon the information provided by the Lender in this certificate, in determining to sell securities to the Lender in a manner exempt from the prospectus requirements of applicable securities legislation in the province of British Columbia (“Securities Legislation”).

The Lender represents, warrants and certifies to the Maker and its counsel that as at the date hereof and as at the date of the Note he, she or it is, or is deemed to be, purchasing the Note as principal for his, her or its own account, not for the benefit of any other Person, and that he, she or it fully complies with one of the criteria set out below (beside which the Lender has indicated by checkmark that the Lender complies with such criteria):

1.	☐	The Lender is resident in the Province of British Columbia and are an accredited investor as defined under National Instrument 45-106 Prospectus and Registration Exemptions, by virtue of the fact that the Lender falls within one of the categories of a accredited investor reproduced in Appendix A attached hereto (beside which the Lender has indicated by checkmark that the Lender belongs to such category), and the Lender was not created or used solely to purchase securities as an accredited investor as described in paragraph (m) of the definition of accredited investor; or

2.	☐	the Lender is not resident in Canada or the United States and:

(a)	the Lender is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Lender is resident (the “International Jurisdiction”) which would apply to the purchase of the Note, if any;

(b)	the Lender is purchasing the Note pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Lender is permitted to purchase the Purchased Securities under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

(c)	the Lender confirms that the purchase of the Note does not contravene any applicable securities laws of the Authorities in the International Jurisdiction and does not require the Maker to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Note; and

(d)	confirm that the purchase of the Note by the Lender does not trigger:

Annex D - 1

(i)	an obligation by the Maker or any other person to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	continuous disclosure reporting obligations of the Maker in the International Jurisdiction; and

the Lender will, if requested by the Maker, comply with such other requirements as the Maker may reasonably require.

Dated:	Signed:

Witness (If Lender is an individual)	Print the name of Lender

Print the name of Witness	If the Lender is a corporation, print name and title of Authorized Signing Officer

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Appendix A to Annex D

[Please check the box of the applicable category of accredited investor]

☐	(a)	a Canadian financial institution, or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any Person referred to in paragraphs (a) or (b), if the Person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a Person registered under the Securities Legislation as an adviser or dealer, other than a Person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(e)	an individual registered or formerly registered under the Securities Legislation as a representative of a Person referred to in paragraph (d);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐	(m)	a Person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that was not created solely as an accredited investor under this definition;

☐	(n)	an investment fund that distributes or has distributed its securities only to

(i) a Person that is or was an accredited investor at the time of the distribution,

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(ii) a Person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii) a Person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)	a Person acting on behalf of a fully managed account managed by that Person, if that Person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities laws of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the Securities Legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)	a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are accredited investors;

☐	(u)	an investment fund that is advised by a Person registered as an adviser or a Person that is exempt from registration as an adviser, or

☐	(v)	a Person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

The following terms have the following meanings:

(a)	“Canadian financial institution” means

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

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(b)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(c)	“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of Securities Legislation;

(d)	“fully managed account” means an account of a client for which a Person makes the investment decisions if that Person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(e)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

(f)	“mutual fund” means:

(i)	for the purposes of British Columbia law,

(A)	an issuer of a security that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the security,

(B)	an issuer described in an order that the commission may make under section 3.2 of the Securities Act (British Columbia), and

(C)	an issuer that is in a class of prescribed issuers,

but does not include an issuer, or a class of issuers, described in an order that the commission may make under section 3.1 of the Securities Act (British Columbia);

(ii)	for the purposes of Alberta law,

(A)	an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or

(B)	an issuer that is designated as a mutual fund under section 10 of the Securities Act (Alberta) or in accordance with the regulations,

but does not include an issuer, or class of issuers, that is designated under section 10 of the Securities Act (Alberta) not to be a mutual fund;

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(iii)	for the purposes of Ontario law, an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value as a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(iv)	for the purposes of Quebec law,

(A)	an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand or within a specified period after demand an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer; or

(B)	a mutual fund designated under section 272.2 of the Securities Act (Quebec) or determined by regulation;

(g)	“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators;

(h)	“non-redeemable investment fund” means an issuer,

(i)	whose primary purpose is to invest money provided by its securityholders,

(ii)	that does not invest,

(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)	that is not a mutual fund;

(i)	“regulator” means the person referred to in Appendix D of National Instrument 14-101 Definitions opposite the name of the local jurisdiction;

(j)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)	“securities regulatory authority” means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 Definitions opposite the name of the local jurisdiction; and

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(m)	“spouse” means an individual who

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

(n)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For purposes of the definition of “subsidiary”, a Person (first Person) is considered to control another Person (second Person) if (a) the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, (b) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (c) the second Person is a limited partnership and the general partner of the limited partnership is the first Person.

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Schedule 1

Legal Names of Obligors

Legal Name of Obligor	Type of Entity	Jurisdiction of Organization	Mailing Address

Premier Exhibitions, Inc.	Corporation	Florida	3340 Peachtree Rd NE Suite 900 Atlanta, Georgia 30326

RMS Titanic, Inc.	Corporation	Florida	3340 Peachtree Rd NE Suite 900 Atlanta, Georgia 30326

Premier Exhibition Management LLC	Limited Liability Company	Florida	3340 Peachtree Rd NE Suite 900 Atlanta, Georgia 30326

Arts and Exhibitions International, LLC	Limited Liability Company	Florida	3340 Peachtree Rd NE Suite 900 Atlanta, Georgia 30326

Premier Merchandising, LLC	Limited Liability Company	Delaware	3340 Peachtree Rd NE Suite 900 Atlanta, Georgia 30326

Schedule 1 - 1

Schedule 2

RMST Shares

Pledgor	Name of Subsidiary	Shares	Certificate Number	Par Value

Premier Exhibitions, Inc.	RMS Titanic, Inc.	10,000	1	0.0001

Schedule 2 - 1

Schedule 3

Location of Titanic Assets

Permanent Locations

•	Titanic the Artifact Exhibition: 7324 International Drive, Orlando, FL 32819, United States
•	Premier Exhibition Center: 7711 Beach Blvd., Buena Park, CA 90620, United States
•	Titanic: The Artifact Exhibition within The Luxor Hotel and Casino, 3900 Las Vegas Blvd South, Las Vegas, NV 89119, United States

Traveling Exhibitions

•	Brussels Expo, Brussels, Belgium	Through November 30, 2014
•	Technic Museum Speyer, Speyer, Germany	December 20, 2014 June 28, 2015
•	Imagination Station, Toledo, OH 43604, United States	Through September 21, 2014
•	Palexpo Opus One/Encore B, Geneva, Switzerland,	October 10, 2014 – February 1, 1014
•	Discovery Park of America, Union City TN	January 31, 2015 – May 3, 2015
•	National Mississippi River Aquarium, Dubuque, IA	May 23, 2015 – September 30- 2015
•	V&A Waterfront, Expo 24, Cape Town, South Africa	June 25, 2015 – August 30, 2015

Artifacts on Loan Agreement

Titanica at the Ulster Folk & Transport Museum, Belfast, Ireland

Titanic: Return to Cherbourg, La Cite de la Mer, Cherbourg, France

Conservation Warehouse

On Deposit in Bank

c/o McGuire Woods, Norfolk, Virginia

Schedule 3 - 1

Schedule 4

Material Agreements of RMST

Material Agreements related to Titanic Assets

Name of Document	Parties	Date
Intercompany Agreement	Premier Exhibitions, Inc. RMS Titanic, Inc.	March 1, 2012
Restated Intercompany Services and Exhibition Touring Rights License Agreement	Premier Exhibition Management LLC RMS Titanic, Inc.	March 1, 2012
Binding Deal Memo for “Titanic…The Artifact Exhibition”	Premier Exhibition Management LLC Discovery Park of America, Inc.	September 8, 2014
Binding Deal Memo for “Titanic…The Artifact Exhibition”	Premier Exhibition Management LLC Historiches Museum der Pfalz Speyer	February 13,2014
Binding Deal Memo for “Titanic…The Artifact Exhibition”	Premier Exhibition Management LLC Fire-Starter SA, Belgium	July 11, 2014
Binding Deal Memo for “Titanic…The Artifact Exhibition	Premier Exhibition Management LLC Opus One S.A., Switzerland	May 2, 2014
Binding Deal Memo for “Titanic…The Artifact Exhibition”	Premier Exhibition Management LLC Toledo Science Center d/b/a Imagination Station	October 10, 2012
Amendment of “Titanic…The Artifact Exhibition” Binding Deal Memo	Premier Exhibition Management LLC Toledo Science Center d/b/a Imagination Station	December 19, 2013
Second Amendment of “Titanic…The Artifact Exhibition” Binding Deal Memo	Premier Exhibition Management LLC Toledo Science Center d/b/a Imagination Station	March 19, 2014
Non-Binding Term Sheet for Titanic: the Artifact Exhibition	Premier Exhibition Management LLC Perlage Grandi Eventi	July 7, 2014

Schedule 4 - 1

Schedule 5

Existing Indebtedness

•	Revenue Payment Agreement, entered into as of April 17, 2014, by and between AEG Live LLC and Premier Exhibition Management LLC. Premier pays AEG different percentage royalties on various exhibitions through April 20, 2017.

•	Purchase note in connection with the acquisition of the Orlando exhibition, in the amount of $183,000, due in December 2015 and payable by the Maker.

•	Capital leases of the Maker totaling $83,000 due between June, 2015 and Sept, 2017.

•	Indebtedness of the Maker, if any, under the Agreement of Lease dated as of April 9, 2014 between the Maker and 417 Fifth Ave Real Estate LLC.

Schedule 5 - 1